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                                                                   EXHIBIT 10.34


Proprietary Notice



Restrictions on Use and Disclosure of Service Level Agreement Information Data.


The information contained in all sheets of this Service Level Agreement constitutes trade secrets and/or information that are commercial or financial and confidential or privileged. It is furnished to viaLink in confidence with the understanding that it will not, without permission of the offeror, be used or disclosed for other than evaluation purposes. However, in the event a contract is awarded on the basis of this Service Level Agreement, viaLink shall have the right to use and disclose this information to the extent provided in that contract. The restriction does not limit viaLink's right to use or disclose this information if obtained from another source without restriction.





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TABLE OF CONTENTS

1.   Terms and Conditions of Sale........................................................................3

Confidential Disclosure Agreement














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                          Terms and Conditions of Sale

     This Service Level Agreement ("Agreement") is made between HEWLETT-PACKARD COMPANY, a Delaware corporation, ("HP") and The viaLink Company, an Oklahoma corporation, ("viaLink") as of May 28, 1999 ("Effective Date").

1.  DEFINITIONS

Definitions set forth below or elsewhere in this Agreement shall apply anywhere else in the Agreement where such defined terms are used unless a specific definition is expressly provided for use only within a given section or sections.

    1.1 "Agreement" means this Service Level Agreement for Operations Services including all exhibits and any amendments hereafter made a part of this Agreement.

    1.2 "viaLink's Confidential Information" means proprietary business information, viaLink Information (as hereinafter defined), Trade Secrets, Intellectual Property Rights, viaLink's Security Policies and Procedures, Assessments performed pursuant to Section 5.8 of Exhibit A, and viaLink's Customer data or information processed or stored by the Computer Environment Resources and/or other information regarding viaLink or any of its subsidiaries and/or any of viaLink's Customers, regardless of whether any of such information is specifically marked as confidential. viaLink's Confidential Information shall not include information which was otherwise confidential but which (i) has become public knowledge, (ii) was already known by HP from independent and unrestricted sources prior to disclosure by viaLink, (iii) has been disclosed by viaLink to others without restriction on further disclosure, (iv) was rightfully received from a third party without a duty of confidentiality, (v) was independently developed by the receiving party prior to or independent of the disclosure, (vi) was disclosed under requirement of law (provided that if such disclosure is required by law, HP shall have given viaLink prior notice and an opportunity to contest or appeal the order requiring such disclosure), and (vii) was disclosed by the receiving party with the disclosing party's prior written approval.

    1.3 "HP Confidential Information" means proprietary business information, Trade Secrets, Intellectual Property Rights and/or other information, which is marked as confidential, regarding HP or any of its subsidiaries. HP's Confidential Information shall not include information which was otherwise confidential but which (i) has become public knowledge, (ii) was already known by viaLink from independent and unrestricted sources prior to disclosure by HP, (iii) has been disclosed by HP to others without restriction on further disclosure, (iv) was rightfully received from a third party without a duty of confidentiality, (v) was independently developed by the receiving party prior to or independent of the disclosure, (vi) was disclosed under requirement of law (provided that if such disclosure is required by law, viaLink shall have given HP prior notice and an opportunity to contest or appeal the order requiring such disclosure), and (vii) was disclosed by the receiving party with the disclosing party's prior written approval.



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    1.4 "Trade Secrets" means any proprietary information not generally known in the industry in which viaLink or HP, as the case may be, is engaged, including information relating to such party's business affairs, finances, properties, methods of operation, developed software, sources of and arrangements for hardware supplied to clients, submission and proposal procedures, customer or contact lists, commercial information, and/or price or product information supplied by customers or either HP or viaLink, as the case may be.


    1.5 "Transition Services" shall be defined as set forth in Section 14 below.


    1.6 "viaLink's Customer(s)" means any person or entity who enters into a license agreement or otherwise contracts with viaLink for the use of or access to the viaLink Software.

    1.7 "viaLink Hardware" means the computer systems, peripherals, terminals, firmware, communications equipment and all related hardware products owned or leased by viaLink which will be used by HP in performing Operations Services under this Agreement.

    1.8 "viaLink Software" means the computer programs including documentation relating thereto, all updates and new releases thereof, licensed from HP or third parties, or owned by viaLink as listed in Exhibit A, which will be used by HP subject to this Agreement in performing Operations Services hereunder.

    1.9 "viaLink Information" means viaLink's and/or viaLink's Customers' Confidential Information and data provided either physically or by access to HP for performance of Operations Services under the requirements of this Agreement, regardless of whether the same is marked as confidential.

    1.10 "HP Hardware" means the computer systems, peripherals, terminals, firmware and all related hardware products owned or leased by HP, which will be used by HP in performing Operations Services under this Agreement.

    1.11 "HP Software" means the computer programs including documentation relating thereto, all updates and new releases thereof, which HP licenses or owns as listed in Exhibit A which will be used by HP in performing Operations Services hereunder and does not include software licensed by viaLink from HP.

    1.12 "Intellectual Property Rights" includes copyrights, patents, trade marks, service marks, design rights (whether registered or unregistered), semiconductor topography rights, Trade Secrets and all other similar proprietary rights.

    1.13 "Materials" means all tangible materials developed in the course of this Agreement including documents, records, and other copies including materials which embody computer software programs.




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    1.14 "Operations Services" means the services to be performed by HP as described in this Agreement.

    1.15 "Change Management Process" means the process as defined in this Agreement to implement Service Change Orders and Service Change Requests.

    1.16 "Service Change Order" means a request to change the scope of the current Agreement to be covered by Operations Service as detailed in this Agreement.

    1.17 "Service Change Request" means a request for an in scope change or modification to the service deliverables as detailed in this Agreement.

    1.18 "Service Fees" means the fees payable by viaLink as specified in Exhibit C, Service Fee Schedule.

    1.19 "Service Level Objectives" means the predetermined, objective performance criteria for delivery of Operations Services as described in Exhibit B, Service Level Objectives.

    1.20 "Stable Environment" means an environment which meets the stability criteria set forth in Exhibit A.



2. HP OBLIGATIONS

    2.1 HP will perform Operations Services in full compliance with the terms and conditions of this Agreement.

    2.2 HP will provide viaLink with periodic reports described in Exhibit A, which reports, without limiting the generality of the foregoing, shall compare HP's performance to the Service Level Objectives specified in Exhibit B.

    2.3 HP may select qualified and reputable subcontractors to fulfill any of HP's obligations, provided, however, and notwithstanding anything to the contrary elsewhere in this Agreement, that HP will advise viaLink upon the selection of such subcontractors which will fill key positions; and further provided, and notwithstanding anything to the contrary in this Agreement, any subcontracting of its obligations under this Agreement shall not reduce the liability of HP to viaLink and HP shall remain liable to viaLink for all of its obligations under this Agreement, whether Operations Services are provided by HP or by subcontractors of HP as allowed by this Agreement. Moreover, HP shall require each such Subcontractor and its employees to execute an agreement to be bound by HP's obligations under this Agreement regarding viaLink Confidential Information.

    2.4 HP shall appoint a representative to supervise and coordinate HP's performance of obligations. HP may change its representative at any time upon written notice.

    2.5 HP will make viaLink aware of, as soon as reasonably feasible, any software viruses discovered by HP which may impact Operations Services. In addition HP will provide





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    notification to a viaLink contact upon receipt of an SNMP Trap or a log file error message generated by the viaLink provided virus scanning software. HP shall have no other obligations with regard to viruses.

    2.6 HP will be responsible for all its own costs and expenses except for those costs and expenses for which viaLink is specifically responsible as set out in this Agreement.


3. viaLink OBLIGATIONS

    3.1 viaLink will comply with its obligations set forth in this Agreement in full compliance with the terms and conditions of this Agreement.

    3.2 LBI

    3.3 Subject to the terms and conditions of this Agreement, viaLink will provide HP with access to and use of such viaLink data, viaLink Software and internal resources as reasonably determined by viaLink and HP to be necessary to deliver Operation Services required by the terms of this Agreement.

    3.4 HP will not be liable for failure to meet Service Level Objectives due to delayed, false or inaccurate information provided by viaLink, unless such delay or inaccuracy is attributable to any failure on HP's part to meet its obligations under this Agreement.

    3.5 viaLink will be responsible for all its own costs and expenses except for those costs and related expenses for which HP is specifically responsible as set out in this Agreement.

    3.6 Except as expressly provided in this Section 3.6, viaLink has sole responsibility to ensure that viaLink's Computing Environment Resources, as defined in Exhibit A, is Year 2000 compliant. HP is not providing Year 2000 services (for example, Year 2000 assessment, conversion or testing) under this Agreement. viaLink acknowledges that HP shall not be responsible for failure to perform Operations Services under this Agreement, if such failure is the result, directly or indirectly, of the inability of any products (for example, hardware, software or firmware), other than HP Hardware and/or HP Software, to correctly process, provide or receive data (i.e., representations for month, day and year) and to properly exchange date data with the HP Software or deliverables provided by HP under this Agreement. Notwithstanding anything to the contrary in this Agreement or in any other agreement between the parties prior to the effective date of this Agreement, HP represents that HP Hardware and HP Software used to deliver Services hereunder shall comply with the following Year 2000 requirements:

     a. Consistently and accurately handle and process date information before, during and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing calculations on dates or portions of dates;




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     b.   Function accurately without interruption (or disruption of other software, hardware or systems) before, during and after January 1, 2000 without any change in operations; and

     c. Store and provide output of date information in ways that are unambiguous as to century.

For third party products that HP sells or supplies under the requirements of this Agreement, HP will coordinate and help certify such products as Year 2000 compliant; however, except as otherwise provided in this Agreement, HP cannot be held liable for Year 2000 compliance of these third party products.



4.  HARDWARE

    4.1 Except as otherwise provided in this Agreement, HP will perform Operations Services using viaLink Hardware. Subject to viaLink's prior written consent, which consent shall not be unreasonably withheld, HP may use HP Hardware instead of, or in addition to, viaLink Hardware.

    4.2 Title to HP Hardware is retained by HP and viaLink has no rights thereto except as specifically permitted under this Agreement. When HP Hardware is installed at viaLink sites, viaLink is responsible for all physical loss and damage of such HP Hardware other than that caused directly and solely by HP. HP may upgrade and replace HP Hardware as HP, in its sole discretion deems appropriate so long as it does not adversely impact the viaLink Software and/or viaLink Hardware, reduce the Service Level Objectives or make any change to the Operations Services. HP will advise viaLink of any upgrades and replacement to HP Hardware that may have an impact on viaLink's Computing Environment Resources.

    4.3 Title to viaLink Hardware is retained by viaLink and HP has no rights thereto except as specifically permitted under this Agreement. When viaLink Hardware is installed at HP sites, HP is responsible for all physical loss and damage of such viaLink Hardware other than that caused directly and solely by viaLink.

    4.4 HP will not change the location where HP provides viaLink the services set forth in this Agreement without the prior written consent of viaLink, which consent will not be unreasonably withheld.


5.  SOFTWARE

    5.1 HP will perform Operations Services using said viaLink Software and HP Software.

    5.2 viaLink grants HP a non-exclusive license at no charge to use viaLink Software during the term of this Agreement and, if applicable during any holdover period after expiration or termination of the Agreement, solely for the purpose of delivering Operations Services. viaLink Software will be supported as described in Exhibit A.



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    5.3 Subject to the limitations set forth in Section 12.6.1, in the event any claim is brought against HP, its employees, agents or subcontractors alleging the disclosure to HP or use by HP of viaLink Software developed solely by viaLink for purposes of this Agreement (except software licensed from HP) which resulted in infringement of third party Intellectual Property Rights viaLink hereby agrees to indemnify, and defend HP for all damages, costs, demands, liabilities, expenses and losses incurred by HP in connection with such claim including reasonable attorneys' fees and court costs, provided:

        5.3.1 HP promptly notifies viaLink in writing of the claim;

        5.3.2 HP cooperates with viaLink in such defense and settlement; and,

        5.3.3 HP grants viaLink sole authority to control the defense and any related settlement;

        5.3.4 viaLink shall pay any damages and costs finally awarded by a court in any Infringement Action against viaLink;

        5.3.5 viaLink has no obligation for any claim of infringement arising from:

            5.3.5.1 Any Infringement Action arising by reason of the authorized use by viaLink at any time of HP Software received by viaLink from HP; and

            5.3.5.2 Any Infringement Action arising solely by reason of
                    viaLink's compliance with any instructions of HP.

        5.3.6 This Section 5.3 states viaLink's entire liability for indemnification claims regarding third party intellectual property infringement

    5.4 Subject to the limitations set forth in Section 12.2.3, in the event any claim is brought against viaLink, its employees, agents or subcontractors alleging the disclosure to viaLink or use by viaLink of HP Software developed solely by HP and used by HP to deliver Operations Services under this Agreement (except software licensed from viaLink) which resulted in infringement of third party Intellectual Property Rights, HP hereby agrees to indemnify, and defend viaLink for all damages, costs, demands, liabilities, expenses and losses incurred by viaLink in connection with such claim including reasonable attorneys' fees and court costs, provided:


        5.4.1 viaLink promptly notifies HP in writing of the claim;

        5.4.2 viaLink cooperates with HP in such defense and settlement; and,

        5.4.3 viaLink grants HP sole authority to control the defense and any related settlement;

        5.4.4 HP shall pay any damages and costs finally awarded by a court in any Infringement Action against viaLink;

        5.4.5 HP has no obligation for any claim of infringement arising from:




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            5.4.5.1 Any Infringement Action arising by reason of the authorized use by HP at any time of viaLink Software received by HP from viaLink; and

            5.4.5.2 Any Infringement Action arising solely by reason of HP's compliance with any instructions of viaLink.

        5.4.6 This Section 5.4 states HP's entire indemnification liability to viaLink for any third party claims against viaLink of third party intellectual property infringement

    5.5 To the extent that any of the viaLink Software listed in Exhibit A is proprietary HP software licensed by viaLink from HP, it shall be used by HP and continue to be licensed to viaLink under the terms of the applicable HP software license terms which shall remain in full force and effect; provided, however, that in the event of any conflict between the terms of such software license and the terms of this Agreement, the terms of this Agreement shall control and supercede any conflicting portions of the software license terms.


6.  PRICE AND PAYMENT

    6.1 In consideration of HP's delivery of Operations Services described in this Agreement, viaLink, subject to the terms and conditions of this Agreement, will pay HP the Service Fees as set out in Exhibit C.

    6.2 HP may adjust Service Fees on an annual basis in an amount not to exceed any cost of living increases reflected in the Employment Cost Index (ECI) ECU21222A.

    6.3 Payment is due 30 days from HP's invoice date. Service Fees as stated in Exhibit C will be invoiced not more than ten (10) days prior to the beginning of each month of the Term of this Agreement. HP may change payment terms to require viaLink to make payment within 60 days in advance of services to be performed if viaLink, for three(3) consecutive months, fails to pay any Service Fees due pursuant to this Section 6 within the time set forth herein.

    6.4 L.B.I.

    6.5 Taxes, such as sales, use, service, value added or like taxes, are not included in the Service Fees and will be invoiced, if applicable, as separate items. Taxes on income are specifically excluded from the taxes described in this Section. Both parties will work together to segregate the amounts paid to HP under this Agreement into (a) those for taxable services to viaLink, and (b) those for nontaxable services to viaLink.

    6.6 HP's charges to viaLink in respect of the Operation Services shall not exceed HP's lowest charges to any other person or entity for whom it provides similar Operations Services under the same or similar terms and conditions to those set forth in this Agreement.

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7.  CHANGE MANAGEMENT

    7.1 Service Change Orders and Service Change Requests can be submitted by viaLink or HP as described in this Agreement.

    7.2 Service Change Request viaLink or HP may submit a Service Change Request provided the change will not result in a change in price to viaLink. If HP reasonably determines that the Service Change Request will result in a change in any fees under this Agreement, it will be treated as a Service Change Order. Service Change Requests will be implemented in accordance with the Change Management Process as set forth in Exhibit F.

    7.3 Service Change Order viaLink or HP may submit to the other a written Service Change Order to request a change to the Operations Services that are not within the scope of the Agreement. The Service Change Order shall be managed in accordance with the process described in Exhibit F.

        7.3.1 The Service Change Order must include:

            7.3.1.1 A description of the requested change;

            7.3.1.2 The purpose for the change;

            7.3.1.3 The priority;

            7.3.1.4 Date of requested implementation;

            7.3.1.5 Signature of authorized requester.

        7.3.2 As set forth in Exhibit F, HP will advise viaLink of the resultant impact of the Service Change Order on price, schedule and potential impact on the performance and availability of the Computing Environment Resources. Notwithstanding anything to the contrary in this Agreement, prior to implementation, the parties must mutually agree upon all Service Change Orders and any resulting change in the fees due under this Agreement or in the Operations Services to be performed and the Service Level Objectives to be met under this Agreement. Prior to such agreement, HP shall continue to perform and to be paid as if such Service Change Order had not been requested or recommended. In the event that if either party proposes a Service Change Order which represents a material change in the Operations Services in the other party's judgement, and the parties do not agree upon all of the terms of, and impact of, such Service Change Order within sixty (60) days after its submittal, unless the party submitting the Service Change Order withdraws the Service Change Order within fifty (50) days after its submission, either party shall have the right to terminate this Agreement provided the dispute resolution process set out in Section
        15.12.1 only shall have first been completed and have failed to resolve this issue. If either HP or viaLink terminates per this Section 7.3.2, HP's sole obligation to viaLink shall be limited to providing Operations Services to viaLink pursuant to Section 13.5.1.2 (ii) for up to one hundred and eighty (180) days and to provide Transition Services pursuant to Section 13.5.1.2 (iii) as amended by this Section 7.3.2; and viaLink's sole obligation to HP will be to pay for said Transition Services and to continue to pay for any Operations Services while



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        rendered by HP. Pursuant to Section 13.5.1.2 (iii), HP will perform
        Transitions Services on a Time and Material basis at HP's standard service rates. When HP commences Transition Services, HP and viaLink will agree, on a weekly basis, what activities will be performed in the upcoming week. HP will then provide viaLink with an estimate of the number of hours and the materials that will be required to meet the agreed upon tasks for the upcoming week. This estimate will be within plus or minus ten percent of the actual number. At the end of each week after Transition Services have been performed, HP will provide viaLink, in writing, details of the activities performed including the actual number of hours utilized and any materials consumed. The right of the parties to terminate pursuant to this Section is in lieu of and not in addition to the rights of termination granted elsewhere in this Agreement.

        7.3.3 Once a Service Change Order is implemented, HP will adjust viaLink's invoice as agreed by the parties.

    7.4 The Change Management Process does not apply to HP substitution, of alternative products for HP Hardware or HP Software which meets or exceeds the original performance levels of the Computing Environment Resources or which is based on a different specification of products so long as such substitution does not in any way adversely impact the viaLink Hardware and/or viaLink Software or reduce the Service Level Objectives or make any change to the Operations Services.

8. WARRANTIES

    8.1 HP warrants and represents that, subject to the terms of Exhibit B to this Agreement, it will meet the Service Level Objectives for both the Functional Environment and for Non-redundant Servers as set forth in this Agreement as calculated pursuant to Exhibit B hereto. HP shall not be held liable for its failure to meet the Service Level Objectives if such failure is the direct result of viaLink's material failure to meet its obligations related hereto under the terms of this Agreement.

    8.2 HP warrants and represents that Operations Services provided by HP will be performed in a professional, competent and timely manner and in full compliance with this Agreement. HP shall not be held liable for its failure to provide Operations Services if such failure is the direct result of viaLink's material failure to meet its obligations related thereto under the terms of this Agreement.

    8.3 Except as expressly provided elsewhere in this Agreement (and except for any implied warranties relating to title), all conditions and warranties (express or implied, statutory or otherwise) are hereby excluded and HP SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.




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9. INTELLECTUAL PROPERTY RIGHTS/CONFIDENTIAL INFORMATION

    9.1 All Intellectual Property Rights and Confidential Information existing prior to the Effective Date shall belong to the party that owned such rights immediately prior to the Effective Date.

    9.2 Neither party shall gain by virtue of this Agreement any rights of ownership of copyrights, patents, Trade Secrets, trademarks or Intellectual Property Rights or Confidential Information owned by the other.

    9.3 Except as hereinafter stated, HP shall own all its Intellectual Property Rights, title and interest pertaining to the Materials developed by HP for the purposes of this Agreement; provided however and notwithstanding the foregoing, to the extent that such Materials contain any viaLink Confidential Information, (i) viaLink shall own all Intellectual Property Rights, title and interest pertaining to any such viaLink Confidential Information; (ii) HP shall not use any such viaLink Confidential Information except to perform the Operations Services for viaLink pursuant to this Agreement; and (iii) upon termination or expiration of this Agreement, HP shall remove any such viaLink Confidential Information from the Materials and destroy such viaLink Confidential Information.

    9.4 viaLink acknowledges that information, software, and documentation created by HP in the course of delivering Operations Services which relate to HP's internal processes and procedures for delivery of Operations Services in general may be used by HP and its affiliated companies to facilitate delivery of similar services to other customers, provided such use does not contain or relate to viaLink Confidential Information or infringe on any of viaLink's Intellectual Property Rights or otherwise use or disclose any of viaLink's Confidential Information.

    9.5 Nothing herein shall be construed so as to prevent either party or its affiliated companies from using data processing techniques, ideas, and other know-how gained during the performance of this Agreement in the furtherance of its business, to the extent that this does not result in disclosure or use of the other party's Confidential Information or constitute infringement or violation of any Intellectual Property Right of the other party.

    9.6 All of HP's Confidential Information shall be kept confidential and not used by viaLink except as expressly authorized by this Agreement and shall not be disclosed to anyone except employees, agents, and contractors of viaLink who have a "need to know" the same in order to further or facilitate the performance of viaLink under this Agreement and who are legally bound to respect the confidentiality thereof as required by this Agreement. All such HP Confidential Information shall be and remain the exclusive property of HP. Promptly after the termination or expiration of this Agreement, viaLink will, at its expense, at HP's option either destroy or return to HP, except as viaLink may be otherwise authorized to use said HP Confidential Information or any portion thereof after the expiration or termination of this Agreement. During the Term of this Agreement, viaLink will take the necessary steps to protect HP's Confidential Information with the same degree of care (but not less than a reasonable






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    degree of care) to prevent the unauthorized use, dissemination or publication of such Confidential Information, as viaLink uses to protect its own Confidential Information.

    9.7 All of viaLink's Confidential Information shall be kept confidential and not used by HP except as expressly authorized by this Agreement and shall not be disclosed to anyone except employees, agents, and contractors of HP who have a "need to know" the same in order to further or facilitate the performance of the Operations Services and who are legally bound to respect the confidentiality thereof as required by this Agreement. All such viaLink Confidential Information shall be and remain the exclusive property of viaLink and/or viaLink's Customers, as the case may be. Promptly after the termination or expiration of this Agreement, HP will, at its expense, at viaLink's option either destroy or return to viaLink, all of viaLink's Confidential Information in the format and media as the same was maintained during the Term of this Agreement. During the Term of this Agreement, HP will take necessary steps to secure such viaLink Confidential Information and shall maintain such physical data integrity safeguards against the deletion, wrongful removal, theft or alteration of such viaLink Confidential Information and to protect the same with the same degree of care (but not less than a reasonable degree of care) which HP uses to prevent the unauthorized use, dissemination or publication of HP's Confidential Information.

    9.8 Notwithstanding anything to the contrary herein, upon termination or expiration of this Agreement, viaLink and its contractors may continue to use any Materials developed specifically for viaLink and paid for specifically by viaLink during this Agreement so long as viaLink continues to use all or any portion of the viaLink Hardware or Software or any replacement thereto to carry on the same or similar business as that carried on by viaLink during the Term of this Agreement.

    9.9 Subject to the limitations set forth in Section 12.2.4, if, as a result of any act or omission by HP and/or its employees, agents or subcontractors that constitutes a breach of HP's obligations under this Section 9, and/or under Sections 4.12, 5.8 or 9.1.1 of Exhibit A to this Agreement, any of viaLink's Confidential Information that is resident on viaLink systems as defined in Exhibit A, Section 10.2 and which is located behind the PIX firewall, and managed and hosted by HP within HP's Operations Services Center (OSC), is lost, stolen or destroyed, HP hereby agrees to indemnify, defend and hold viaLink harmless for all damages, costs, demands, liabilities, expenses and losses incurred by viaLink in connection with such claim, including, without limitation, reasonable attorney's fees and court costs. Additionally, HP will reapply such physical data, as soon as feasible, pursuant to Exhibit A, Section 4.10.

    9.10 Subject to the limitations set forth in Section 12.6.1, in the event viaLink violates any of HP's Intellectual Property Rights or breaches any of the terms, conditions or restrictions of this Section 9, viaLink hereby agrees to indemnify, defend and hold HP harmless for all damages, costs, demands, liabilities, expenses and losses incurred by HP in connection with such claim, including, without limitation, reasonable attorneys' fees and court costs.






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10. LBI


11. LBI


12. REMEDIES AND LIABILITIES

    12.1 The remedies in this Agreement are viaLink's and HP's sole and exclusive remedies; provided, however, and notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall prevent either party from seeking in a court of law, at any time and without the need to pursue any of the Dispute Resolution Process set forth in this Agreement, injunctive relief for any violation or breach of Sections 5 or 9 of this Agreement or from seeking injunctive relief to enjoin violation or infringement of any Intellectual Property Rights of the party seeking such injunctive relief.

    12.2 HP's liability with respect to its obligations as stated in this Agreement shall be limited as follows:


        12.2.1 Damages for bodily injury;

        12.2.2 Direct damages to tangible property up to a limit of U.S. $1,000,000 or the then current replacement or repair cost thereof, whichever is less, in the aggregate;

        12.2.3 Damages arising from a breach of any other of its obligations under Section 5 of this Agreement up to a limit of U.S. $1,000,000 in the aggregate.

        12.2.4 HP's monetary liability for any and all claims arising out
               Section 9.9 of this Agreement shall be limited to $25,000,000 in the aggregate. Any restrictions or limitations on the nature or type of damages set forth in Section 12.4 or in Section 12.5.2 below do not apply to this Section 12.2.4.

    12.3 In addition to its other rights under this Agreement, viaLink may take credits against the fees set forth in Exhibit C based upon the availability achieved by HP in comparison with the Service Level Objectives for the Functional Environment and/or for the Non-Redundant Servers as determined pursuant to Exhibit B. To the extent not taken on a monthly basis, these credits will be settled on an annual basis on the contract anniversary. The schedule is as follows:

------------------------------------- ---------------------------------- ----------------------------------
Availability Percentage as            Availability Percentage as         Amount of credits which viaLink
determined by Exhibit B to the        determined by Exhibit B to the     may take against future amounts
Agreement during a given Reporting    Agreement during a given           due pursuant to Exhibit C
Period of the Agreement for a         Reporting Period of the
Non-Redundant Server                  Agreement for the Functional
                                      Environment
------------------------------------- ---------------------------------- ----------------------------------
98% or greater                        99.5% or greater                   None
------------------------------------- ---------------------------------- ----------------------------------
Greater than or equal to 97%  but     Greater than or equal to 98.5%     Ten percent (10%) of amount
less than 98%                         but less than 99.5%                payable by viaLink to HP for
                                                                         each month in which the
                                                                         availability achieved was in
                                                                         this range.
------------------------------------- ---------------------------------- ----------------------------------
Greater than or equal to 96%  but     Greater than or equal to 97.5%     Fifteen percent (15%) of amount
less than 97%                         but less than 98.5%                payable by viaLink to HP for
                                                                         each month in which the
                                                                         availability achieved was in
                                                                         this range.
------------------------------------- ---------------------------------- ----------------------------------
Greater than or equal to 95%  but     Greater than or equal to 96.5%     Twenty  percent (20%) of amount
less than 96%                         but less than 97.5%                payable by viaLink to HP for
                                                                         each month in which the
                                                                         availability achieved was in
                                                                         this range.
------------------------------------- ---------------------------------- ----------------------------------
Greater than or equal to 94%  but     Greater than or equal to 95.5%     Twenty-five percent (25%) of
less than 95%                         but less than 96.5%                amount payable by viaLink to HP
                                                                         for each month in which the
                                                                         availability achieved was in
                                                                         this range.
------------------------------------- ---------------------------------- ----------------------------------
Less than 94%                         Less than 95.5%                    Thirty percent (30%) of amount
                                                                         payable by viaLink to HP for
                                                                         each month in which the
                                                                         availability achieved was in
                                                                         this range.
------------------------------------- ---------------------------------- ----------------------------------





    12.4 Except as set forth in Section 12.2.4 above and in Section 12.6.1 below, neither party shall be liable for any incidental, special, punitive, exemplary or consequential damages (including down time cost or loss profits).

    12.5 Except as provided in Section 12.2 above, in no event will HP or its affiliates, subcontractors or suppliers be liable for any of the following:

        12.5.1 Damages relating to viaLink's procurement of substitute products or services (i.e., "cost of cover").

        12.5.2 Damages for loss of data or software restoration except to the extent covered under Section 12.2.4 above.

    12.6 Except as provided in Section 12.6.1, viaLink's liability to HP for any claim whether arising in tort, contract or otherwise shall be limited to the amounts payable by viaLink to HP pursuant to Exhibit C, as determined by and subject to the terms and conditions of this Agreement, for Operations Services performed by HP.

        12.6.1 viaLink's obligation to HP arising out of any breach by viaLink of its obligations under Section 9.10 shall be limited to $25,000,000 in the aggregate.



13.  TERM AND TERMINATION

    13.1 Term This Agreement shall commence on the Effective Date and continue for three (3) years ("Term"). At the end of the initial term, this Agreement shall automatically renew for additional one (1) year terms unless and until otherwise terminated by the parties on at least 180 days written notice prior to the end of the initial term or on at least 180 days written notice prior to the end of the then-current renewal term.. Except to the extent covered by Transition Services as set forth in this Agreement, any continued performance of Operations Services during a holdover period after expiration or termination of this Agreement will be undertaken in accordance with a Service Change Order.

    13.2 Termination for Cause by viaLink

        13.2.1 viaLink may terminate this Agreement "for cause" if HP (i) fails to achieve any of the Service Level Objectives for either the Functional Environment and/or for any Non-Redundant Servers for any three (3) months (whether consecutive or not) of any consecutive six (6) month period during the Term of this Agreement, including any renewal term or (ii) fails in any month during the Term of this Agreement to maintain SLO availability of either the Functional Environment and/or for any Non-Redundant Servers as calculated pursuant to Exhibit B of this Agreement, of at least seventy-five percent (75%). viaLink must notify HP, in writing, of its intent to terminate the Agreement within 30 days of HP's failure to meet any such requirement. If viaLink desires to terminate this Agreement, then viaLink is not required to resort to the Dispute Resolution Process set forth in Section
               15.12 of this Agreement.

        13.2.2 viaLink may terminate this Agreement for cause if HP fails to perform any of its obligations under this Agreement relating to preventing security breaches and/or fails to timely notify viaLink, in accordance with Exhibit A, Section 11.4, about any security breaches or failures affecting the Computer Environment Resources and/or if HP fails to correct any security breach within the timeframe stated in Exhibit A, Section 11.4, viaLink is required to resort to the Dispute Resolution Process set forth in Section 15.12.1 of this Agreement before it exercises its rights under this Subsection.


        13.2.3 viaLink may terminate this Agreement for cause, if HP fails to perform any of its other obligations excluding Exhibit B under this Agreement and fails to cure the same within 15 days after receipt of written notice from viaLink setting forth the nature of the alleged failure of HP to meet any such other obligations under this Agreement, viaLink may in its sole discretion elect to extend the cure period for an additional 15 days. If viaLink desires to terminate this Agreement as a result of HP's failure to perform any of its obligations as stated in this subsection, viaLink is required to resort to the Dispute Resolution Process set forth in Section 15.12 of this Agreement and each of its Subsections before it can exercise its right to terminate pursuant to this subsection. Until the Dispute

               Resolution Process is completed, viaLink shall continue to pay any sums due to HP pursuant to the terms and conditions of the Agreement and HP will continue to perform its obligations under this Agreement.

        13.2.4 If viaLink terminates pursuant to Section 13.2.1, 13.2 or 13.3, HP will:

            13.2.4.1 pay viaLink the early termination fees as set out in
                     Exhibit E ("Early Termination Fees");

            13.2.4.2 perform the Transition Services, as defined in Section 14 hereunder for 90 days at no charge to viaLink;

            13.2.4.3 notwithstanding anything to the contrary in this Agreement, reimburse viaLink in full for any costs, losses, expenses or damages viaLink incurs as a result of the termination.

    13.3 Termination for Cause by HP

        13.3.1 If viaLink fails to pay any sums due by the date set forth in
        Section 6.3 and fails to cure any such failure to pay within thirty (30) days after receipt of written notice from HP detailing the nature and amount of fees which HP alleges viaLink has not paid, HP may terminate this Agreement for cause. HP is not required to resort to the Dispute Resolution Process set forth in Section 15.12 of this Agreement.


        13.3.2 HP may terminate this Agreement for cause, if viaLink fails to meet any of its other obligations under this Agreement and fails to cure the same within 15 days after receipt of written notice from HP setting forth the nature of the alleged failure of viaLink to meet its obligations under this Agreement; provided however, HP is required to resort to the Dispute Resolution Process set forth in Section 15.12 of this Agreement and each of its Subsections before it can exercise its right to terminate pursuant to this Section 13.3.2. Until the Dispute Resolution Process is completed, HP shall continue to perform the Operations Services.

        13.3.3 If HP terminates pursuant to Section 13.3.1 or 13.3.2, viaLink will:

            13.3.3.1 pay HP the early termination fees set out in Exhibit E
                     ("Early Termination Fees");

            13.3.3.2 pay HP in full for all Operations Services performed by HP up to the date of termination;

            13.3.3.3 except to the extent covered by Transition Services as set forth in this Agreement, reimburse HP in full for any costs, losses, expenses or damages HP incurs as a result of the termination.

        13.3.4 If HP terminates due to viaLink's breach, HP will, upon viaLink's request, perform Transition Services on a time and materials basis at HP's service rates for the same.

        13.4 If either party becomes insolvent, is unable to pay its debts when due, ceases to operate in the normal course of business, or has a receiver appointed, or becomes subject to a petition in bankruptcy (whether voluntary or involuntary), and such event is not cured or remedied, or such petition is not dismissed, within sixty days thereafter, the other party may terminate upon written notice.

        13.5 Termination without Cause

            13.5.1 Subject to the following, either party may terminate this Agreement without cause upon 180 days written notice to the other party.

                13.5.1.1 If viaLink terminates without cause, viaLink will (i) continue to pay HP for all Operations Services performed by HP up to and including the date of termination, and (ii) pay HP the Early Termination Fees set out in Exhibit E of this Agreement at the time it notifies HP that it is terminating the Agreement hereto.

                13.5.1.2 If HP terminates without cause, HP will (i) pay viaLink the Early Termination Fee set out in Exhibit E of this Agreement at the time it notifies viaLink that it is terminating the Agreement pursuant hereto; (ii) continue to provide Operation Services through the effective termination date and viaLink will pay HP the Service Fees as set out in Exhibit C for such Services; and (iii) as requested by viaLink and at no cost to viaLink, perform the Transition Services for not more than 120 days following the receipt of the Notice of Termination.


14.  TRANSITION SERVICES

    14.1 "Transition Services" shall mean services provided by HP upon and/or in anticipation of the termination or expiration of this Agreement to work with viaLink to ensure an orderly transfer of Operations Services, viaLink Hardware, viaLink Software and viaLink Confidential Information to viaLink or to an alternative third party service provider nominated by viaLink. Transition Services shall consist of, but not be limited to:

        14.1.1 Facilitating relocation of viaLink Hardware and viaLink Software to a new viaLink or vendor location and the return of viaLink's data and Confidential Information.

        14.1.2 Providing viaLink with backup media pertinent to viaLink's computing environments.

        14.1.3 Providing full system backups of all viaLink's computing environments managed by HP.

        14.1.4 Listing of all events being monitored and the monitoring frequency.

        14.1.5 Listing and copies of all third party contracts.

        14.1.6 Providing viaLink access to the Operations Service Center to remove viaLink Hardware and viaLink Software.

        14.1.7 HP and viaLink shall jointly prepare in collaboration with each other a transition plan setting forth the respective tasks to be accomplished by each party in connection with the orderly transition and a schedule pursuant to which the tasks are to be completed.

        14.1.8 Upon the reasonable request of viaLink during the Transition period, HP shall provide viaLink with reasonably detailed specifications for the HP Hardware and the Computing Environment Resources which viaLink will need to perform the services and procedures previously performed by HP hereunder.

        14.1.9 HP shall provide viaLink with such other information which viaLink reasonably requires to ensure an orderly transfer of Operations Services, viaLink Hardware and viaLink Software to viaLink or to an alternative third party service provider nominated by viaLink, except that such other information shall not include HP Confidential Information except as previously agreed to elsewhere in this Agreement.

    14.2 If viaLink terminates for cause or if HP terminates without cause, HP shall, at no cost to viaLink, provide Transition Services to viaLink for a period of one hundred and twenty days after the effective date of such termination. During the time that Transition Services are being provided, HP shall continue to also provide the Operations Services.

    14.3 If HP terminates with cause or if viaLink terminates without cause, HP will provide viaLink with Transition Services for a period of one hundred and twenty days after the effective date of such termination; provided however, HP's performance of Transition Services is subject to (i) viaLink's payment of all amounts then due and owing to HP as of the date of termination or expiration of this Agreement, and (ii) viaLink's return to HP, at viaLink's expense, of any HP Hardware or HP Software then in viaLink's possession except to the extent which viaLink is authorized to continue to use the same as allowed by this Agreement. During the time that Transition Services are being provided, HP shall continue to also provide the Operations Services.


15. GENERAL

    15.1 Standard Products and System Support Service. Purchase of standard HP hardware and software products sold or licensed to viaLink prior to the effective date of this Agreement shall be governed by the terms of viaLink's HP purchase agreement, or, in the absence of a signed purchase agreement, HP Terms and Conditions of Sale and Service; provided however, in the event that any of the terms or conditions of any such agreements conflict with the terms and conditions of this Agreement, the terms and conditions of this Agreement shall prevail.

    15.2 Time is of the essence to this Agreement.

    15.3 L.B.I.

    15.4 Non-Restrictive Relationship. Subject to the terms and conditions of this Agreement, this Agreement does not prevent either party from entering into similar agreements with others, whether or not in the same industry.

    15.5 Publicity. The execution of this Agreement by the parties is deemed to constitute their permission for the parties to use the other party's name as a reference provided that such use is otherwise in accordance with this Agreement. In no event will either party publicize or disclose to any third party, without the consent of the other party, which consent shall not be unreasonably withheld, or except as may be required by law, rule, or regulation, either the price or other terms of this Agreement.

    15.6 No Joint Venture. Nothing contained in this Agreement shall be construed as creating a joint venture, partnership or employment relationship between the parties, nor shall either party have the right, power or authority to create any obligation or duty, express or implied, on behalf of the other.

    15.7 No Assignment. Neither party may assign any rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, except that viaLink shall have the right, upon written notice to HP, to transfer or assign this Agreement at no charge or penalty; provided, however, that such assignee assumes viaLink's obligations and viaLink remains liable hereunder.

    15.8 Force Majeure. HP will not be liable for delays or errors in its performance or for non-performance due to acts of God, war or terrorism ("Force Majeure Event") except to the extent that HP has made contingency plans to be able to continue to provide Operations Services in the event of any such Force Majeure Event. To the extent that any such Force Majeure Event occurs and the Operations Services cannot be substantially restored within two weeks, then and in such event viaLink may immediately terminate this Contract without resorting to the Dispute Resolution Process and discontinue paying any further sums for Operations Services to HP under this Agreement. Furthermore, in such event, HP will provide Transition Services to viaLink under the terms and conditions of Section 14.2 on a Time and Materials basis at HP's standard rates. Notwithstanding the occurrence of any Force Majeure Event, viaLink shall remain liable to pay HP such portion of the Service Fees as is reasonably allocable to the portion of the Operations Services HP continues to perform for the duration of such Force Majeure Event.

    15.9 Intentionally Omitted

    15.10 Intentionally Omitted

    15.11 Notices

        15.11.1 All notices that are required to be given under this Agreement shall be in writing and shall be sent to the address of the HP and viaLink recipient set out in Section 15.11.2 below, or such other address as the representative of each party may designate by notice given in accordance with this Section 15.11. Any such notice may be delivered by hand, by overnight courier, by certified or restricted first class pre-paid letter, by email or by facsimile transmission, and shall be deemed to have been received:

            15.11.1.1 By hand delivery - at the time of delivery;

            15.11.1.2 By overnight courier - 24 hours after the date of delivery to courier;

            15.11.1.3 By first class mail - 48 hours after the date of mailing;

            15.11.1.4 By facsimile - immediately upon confirmation of transmission provided a confirmatory copy is sent by first class pre-paid, by overnight courier or by hand by the end of the next business day.

            15.11.1.5 By email - the earlier of the time of actual receipt as evidenced by a confirmation or reply or one hour after being sent, provided that the message is not returned by an automated mail server to the sender as undeliverable within twenty-four hours of being sent.

        15.11.2 For the purposes of this Section the address of each party shall be:


                           viaLink:
                           Attention: Gary Rowland
                           Address:   13800 Benson Road
                                      Edmond, Oklahoma 73013-6417
                           Telephone: 405-936-2300
                           Facsimile: 405-936-2599

                  In addition to the above, and for the purpose of notification of breach of contract, notice will be given to:

                           Lewis B. Kilbourne
                           13800 Benson Road
                           Edmond, Oklahoma  73013-6417
                           Telephone: 405-936-2500
                           Facsimile: 405-936-2599

                           HP:
                           Attention: Allen McCoy
                           Address:   Hewlett-Packard Company
                                      3301 Royal Lane
                                      Irving, TX 75063
                           Telephone: 972/868-4077
                           Facsimile: 972/830-8728

    15.12 Dispute Resolution. Except as otherwise provided in this Agreement, prior to either party terminating this Agreement pursuant to Section 13, the party seeking to exercise such termination rights shall first complete the dispute resolution and management escalation process set forth in this
    Section 15.12 and its subsections.

    While the Dispute Resolution Process is proceeding, each party shall continue to perform its obligations under this Agreement subject to the terms and conditions thereof.

        15.12.1 The first step in the Dispute Resolution Process shall be for the party seeking to exercise such termination rights set forth in
        Section 15.12 to notify the other party of such intent in writing. Such written notice shall include an explanation of the basis upon which such party believes it has a right to terminate this Agreement and shall provide all such documents in its possession which support the claims made in such notice. HP and viaLink shall each then appoint an account manager of suitable experience to be its primary contact to be responsible for resolution of the dispute. The parties, including the account managers, will meet at mutually agreed times and locations to discuss issues arising in connection with the described dispute. In the event either party determines there is a dispute which cannot be resolved at these review meetings, either party may request in writing that their service account managers meet separately within ten (10) days of such notice to attempt to resolve the dispute. If the dispute has not been resolved to the mutual satisfaction of both parties within thirty
        (30) days of the meeting, then the dispute shall be referred to the HP country operations manager and the viaLink Manager who have authority to settle the dispute. If the dispute has not been resolved by the representatives within twenty (20) days of the referral or if the parties fail to meet within the ten (10) days provided above, HP and viaLink will each designate a corporate executive who will meet to resolve the dispute. If the parties fail to resolve the dispute, the final step in the dispute resolution process shall be as defined in
        15.12.2 below.

        15.12.2 If the parties are unsuccessful in their attempt to resolve the dispute, the dispute shall be submitted to non-binding arbitration. If the parties cannot agree on an arbitrator, they shall use the Judicial Arbitration and Mediation Services, Inc. (JAMS) to pick a single arbitrator, who shall be a person generally knowledgeable of information technology and computer industry matters. The matter shall be set down for hearing before the arbitrator within thirty (30) days after a party requests such non-binding arbitration. No discovery shall be allowed. Each party shall have not more than two hours to present its case to the arbitrator. The arbitrator shall render a non-binding decision within forty-eight hours of the hearing. All costs for the arbitrator will be split equally between the parties unless they agree otherwise. Each party shall bear its own costs incurred in the non-binding arbitration process. The parties recognize and agree that the non-binding arbitration process constitutes settlement negotiations and that settlement negotiations are inadmissible in any litigation of their dispute, to the extent allowed by law. If the party against whom the arbitrator renders the non-binding decision complies with such decision within thirty (30) days after the rendering of such decision, then the alleged default which brought about such Dispute Resolution policy shall be deemed cured. If the party against whom the arbitrator renders the non-binding decision does not comply with such decision within thirty
        (30) days after the rendering of such decision, then the party who alleged that a default had occurred may, subject to the terms and conditions of this Agreement; (I) exercise its right to terminate this Agreement, (ii) enter into binding arbitration subject to the process stated under Section 15.25 hereunder or (iii) if applicable, choose the judicial system to seek injunctive relief.

    15.13 Insurance. During the term of this Agreement, both HP and viaLink will maintain in full force and effect, at their own expense, insurance coverage, in an amount not less than one million dollars combined single limit, to include Workers' Compensation, Employer's Liability, Commercial General Liability (including contractual liability), Automobile Liability and Property insurance. Certificates of Insurance evidencing the required coverages shall be furnished to HP and viaLink respectively before any work is commenced hereunder and shall provide: (1) that there will be no cancellation without 30 days prior written notice and (2) each shall be named as an Additional Insured as their interests may appear.

    15.14 Waiver. A waiver by either of the parties of any of the covenants, conditions or agreements to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach or of any other covenant, conditions, or agreement contained in this Agreement.

    15.15 Severability. If any term or provision of this Agreement is held to be illegal or unenforceable, the validity or enforceability of the remainder of this Agreement shall not be affected, and the remaining provisions shall be enforceable to the full extent permitted by law.

    15.16 Exhibits. The Exhibit(s) attached and listed below are part of this
    Agreement:


    Exhibit A Statement or Work

    Exhibit B Service Level Objectives

    Exhibit C Service Fee Schedule

    Exhibit D Left Blank Intentionally

    Exhibit E Early Termination Fees

    Exhibit F Change Management

    Exhibit G Job Descriptions


    15.17 Survival. The following provisions survive termination of this
    Agreement: Sections 5 Intellectual Property Indemnity, 6 (Payment), 8 (Warranties), 9 (Intellectual

    Property Rights/Confidential Information), 12 (Remedies and Liabilities), 14 (Transition Services), 15.11 (Notices), 15.17 (Survival) and 15.25 (Arbitration).

    15.18 Headings. The headings in this Agreement are for the convenience of the parties only, and are in no way intended to define or limit the scope or interpretation of the Agreement or any provision hereof.

    15.19 Relationship. HP is an independent contractor and nothing in this Agreement shall render either party an employee, agent or partner of the other, except for any specific viaLink appointment(s) of HP as its agent under a viaLink maintenance or software license agreement with a third party as set forth in attachments to Exhibit A. Neither party shall be liable for the acts or omissions of the other.

    15.20 Entire Agreement. This Agreement and its exhibits constitute the entire agreement between HP and viaLink for the Operations Services as stated herein, and supersede any prior or contemporaneous communications, representations or agreements between the parties, whether oral or written, regarding the subject matter of this Agreement. The terms and conditions of this Agreement may not be changed except by an amendment signed by an authorized representative of each party.

    15.21 Order of Precedence. In the event of any conflict between the terms, covenants or condition of the Agreement Terms and Conditions of Sale and the terms, covenants or conditions of any Exhibits to the Agreement, the terms, covenants and conditions of the Exhibit shall prevail; provided however, to the extent that any sentence or clause of the Agreement Terms and Conditions are preceded with the words "Notwithstanding anything to the contrary in this Agreement", then the terms, covenants and conditions of such sentence or clause shall prevail.

    15.22 Non-Hiring of Employees. During the term of this Agreement and for a period of twelve (12) months thereafter, neither party will, without the prior written consent of the other and which consent shall not be unreasonably withheld, directly offer employment to any key person employed by the other party, if the person was directly involved in providing or receiving services under this Agreement.

    15.23 Applicable Law. This Agreement is made under and shall be construed in accordance with the law of Oklahoma without giving effect to that jurisdiction's choice of law rules.

    15.24 Audit Rights. For a period of three (3) years following the termination or expiration of this Agreement, HP will maintain complete and accurate records and accounts (i) as necessary to support invoices issued for payment of Operations Services performed or provided on a time and material basis pursuant to this Agreement and in accordance with generally accepted accounting principals and (ii) relating to the Operations Services performed pursuant to this Agreement and relating to the Service Level Objectives set forth in this Agreement. For a period of up to three (3) years following the calendar year in which any time and material services were provided by HP hereunder, viaLink's auditors, accounting staff, other viaLink employees or representatives designated by viaLink, and any independent accountants or auditors selected by viaLink shall be entitled, following 30 days prior written notice to HP to audit such records and accounts. Any such audit shall be conducted during regular business hours at HP's offices and at mutually agreeable times. Such audits shall be limited to no more often than one time per each calendar year of the Term of the Agreement; provided however, as part of any Assessment identified in Section
    5.8 of Exhibit A to this Agreement, an audit may also be conducted by viaLink. During any such audit and/or Assessment the HP Security Policies and Procedures may be reviewed by viaLink and/or its auditors. viaLink may submit a written request for an additional audit for other circumstances, subject to HP's written approval, which approval shall not be unreasonably withheld. Such audits shall be conducted at viaLink's expense; provided however, viaLink shall not be obligated to reimburse any costs incurred by HP in the course of such audit. HP will not be required to provide employees to assist viaLink during the audit process. ViaLink shall require its auditors and subcontractors to execute an agreement to be bound by viaLink's obligations under this Agreement pertaining to such audits and Assessments regarding viaLink Confidential Information and HP Confidential Information.

    15.25 Arbitration. Subject to the other Dispute Resolution provisions of this Agreement to the extent applicable, any claim or controversy arising out of or relating to this Agreement, its validity, interpretation or breach, except claims for injunctive relief or involving third parties who do not consent to arbitration, shall be settled by binding arbitration in accordance with the procedures hereinafter set forth in this Section 15.25 and its subsections and the Judicial Arbitration and Mediation Services, Inc. (JAMS). Notwithstanding the foregoing, no such arbitration proceeding may be brought unless and until a party has complied with Sections 13 and
    15.12 of this Agreement to the extent applicable.

        15.25.1 Such arbitration shall be heard and determined by a panel of three (3) arbitrators, who shall have at least five (5) years experience in information technology and computer industry matters, to be selected by the Contract Arbitration Administrator of JAMS. All arbitrators shall be selected pursuant to the then current rules and regulations of JAMS.

        15.25.2 The arbitrators shall allow reasonable discovery in the forms permitted by the Federal Rules of Civil Procedure, to the extent consistent with the purpose of the binding arbitration. Upon completion of discovery, the arbitration hearing shall be commenced promptly and conducted expeditiously with each of HP and viaLink being allocated one-half of the time for the presentation of its case. The arbitration proceedings shall take place at a neutral location as determined by the arbitrators.

        15.25.3 The arbitrators shall render their decision within fifteen (15) days following the conclusion of the hearing.

        15.25.4 The arbitrators shall be instructed that time is of the essence in the binding arbitration proceeding.



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
        15.25.5 The hearing on the arbitration shall be heard not later than six
        (6) months after the demand for arbitration has been made by a party.

        15.25.6 They shall have no power to award (i) damages inconsistent with the Agreement or (ii) punitive damages or (iii) any other damages not measured by the prevailing party's actual damages except to the extent allowed by this Agreement. The parties expressly waive their right to obtain such damages in arbitration or in any other forum. In no event, even if any other portion of these provisions is held to be invalid or unenforceable, shall the arbitrators have the power to make an award or impose a remedy that could not be made or imposed by a court deciding the matter in the same jurisdiction.

        15.25.7 All aspects of the arbitration shall be treated as confidential. Neither party nor the arbitrators may disclose the existence, content or results of the arbitration, except as necessary to comply with legal or regulatory requirements. Before making any such disclosure, a party shall give written notice to all other parties and shall afford such parties a reasonable opportunity to protect their interests.

        15.25.8 The arbitration award shall be binding on the parties and judgment on the arbitrators' award may be entered in any court having jurisdiction.

        15.25.9 Each party shall bear its own costs incurred in the arbitration proceedings including its own attorney fees, provided, however, the parties will split the cost of the arbitrators' fees.

16. The undersigned parties agree that viaLink's Confidential Information as defined herein is also covered by the Nondisclosure Agreement executed by and between the parties hereto dated @________.

17. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were on the same instrument. This Agreement and any counterpart(s) may be executed by facsimile with the same effect as if the party's signature was on the original.



IN WITNESS WHEREOF, HP and viaLink, each acting with proper authority, have caused this Agreement to be executed as of the date set forth below.


     Signed for and on Behalf of            Signed for and on behalf of
     The viaLink Company                    HEWLETT-PACKARD COMPANY


     By:                                    By:
         -----------------------------          -----------------------------

     Name:                                  Name:
           ---------------------------            ---------------------------

     Title:                                 Title:
            --------------------------             --------------------------

     Date:                                  Date:
           ---------------------------            ---------------------------



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